UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dividend Capital Total Realty Trust Annual Meeting & Proxy Vote

Dear Financial Advisor,

We would like to remind you of the upcoming 2012 Annual Meeting of Stockholders of Dividend Capital Total Realty Trust Inc., scheduled for 1:30 p.m. Mountain Time on June 26, 2012 at The Grand Hyatt, 1750 Welton Street, Denver, Colorado 80202.

On or about April 27, 2012, the Company mailed to stockholders who owned shares in the Company on March 30, 2012, the Record Date (“Eligible Stockholders”), the Company’s 2011 Annual Report and proxy materials, or a Notice of Internet Availability of Proxy Materials indicating how to access the Annual Report and proxy materials on the Internet.

At the Annual Meeting, Eligible Stockholders will be asked to vote on proposals to (i) elect four directors to serve until the 2013 annual meeting and until their respective successors are duly elected and qualify and (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The Company’s Board of Directors has approved the proposals and recommends a vote in favor of them.

The Annual Meeting cannot be held unless Eligible Stockholders holding at least 50% of the Company’s issued and outstanding shares on the Record Date (a quorum) either attend the Annual Meeting or authorize their vote by proxy. If the Company does not receive enough responses to represent a quorum, the Company will have to incur the time and expense associated with additional solicitation efforts and reconvening the Annual Meeting. We are writing you to encourage your clients who are Eligible Stockholders to vote, if they have not already done so, using one of the following options:

1. Vote by Touch-Tone Phone at 1-866-977-7699*

Please have Eligible Stockholders call the toll-free number above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting, stockholders will need their control number, which is located on their proxy voting card originally sent to them (or sent to them upon their request).

2. Vote by Internet*

Please have Eligible Stockholders visit www.eproxy.com/trt and follow the online instructions. Please note that for Internet voting, stockholders will need their control number, which is located on their proxy voting card originally sent to them (or sent to them upon their request), and the last four digits of the primary stockholder’s social security number or tax identification number.

Vote by Mail

Please have Eligible Stockholders mail their signed proxy voting card(s) in the postage-paid envelope originally sent to them (or sent to them upon their request).

*	FOR TELEPHONE AND INTERNET VOTING, STOCKHOLDER VOTES MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON JUNE 25, 2012 TO BE COUNTED FOR THE ANNUAL MEETING.

If your clients have already voted, please thank them for their response. If you or your clients have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-888-306-0353. In addition, all proxy materials are conveniently available online at www.eproxy.com/trt.

We appreciate your continued interest and support of the Company and encourage you to urge your clients who are Eligible Stockholders to vote today.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy. An offer may only be made by means of a final prospectus. This communication is for broker-dealer use only and is intended solely to request that broker-dealers encourage their clients to vote on the proposals being presented at the company’s 2012 Annual Meeting. This communication should not be reproduced, distributed, or otherwise shared with potential investors.

TRT-BD-EM-AMPV-APR12